EXHIBIT 10.27

CONFIDENTIAL (MWI)

NON-EXCLUSIVE DISTRIBUTOR AGREEMENT

This Non-Exclusive Distributor Agreement (“Agreement”) is effective the 1st day of January 2013 (the “Effective Date”), by and between MWI Veterinary Supply Co., with its principal office at 3041 Pasadena Dr., Boise, ID 83705 (hereinafter called “Distributor”), and ABAXIS, Inc.,  a California corporation  with  its  principal  office  at  3240  Whipple Road,  Union  City, California 94587 (hereinafter called “ABAXIS”).

WHEREAS,  ABAXIS  is  a  manufacturer  of  products  for  the  in  vitro  analysis  of  various components in body fluids and whereas ABAXIS desires to further the sale of its products to customers, including veterinarians’ offices, clinics, hospitals;

WHEREAS, Distributor conducts a business which sells medical products to such veterinarian sites as those mentioned above and has the capability and resources to help further the sales of ABAXIS products to those customers; and

WHEREAS, ABAXIS desires to appoint Distributor, and Distributor desires to accept from ABAXIS, the right to market, sell, and distribute ABAXIS products, all on the terms and subject to the conditions stated herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.           Definitions

As used in this Agreement, the terms defined below shall have the following meanings;

A.	“Distribute’’, “Distributed” or “Distribution” shall mean to sell, distribute, market, promote, stimulate interest in, solicit orders for and provide services in connection with those activities.

B.	“Distributor Price” shall mean the current ABAXIS provided distributor price list or price on the date of the Order for the applicable Products, unless otherwise agreed to in writing by the parties.

C.           “End-User” shall mean any provider of veterinarian medical care that actually uses the Products.

D.	“Order” shall mean a written purchase order that describes Products, including quantities, being purchased by Distributor and the requested delivery date(s).

E.
“Order Terms” shall mean, notwithstanding any conflicting terms set forth on an Order,  the   terms  and  conditions  contained  in  this  Agreement,  and  in  any modifications thereto as may be agreed in writing by the parties.

MWI Distributor Agreement                                                                     1

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F.
“Person” shall mean any individual, partnership, joint venture, limited liability company,   corporation,  firm,  trust,  association,  unincorporated  organization, governmental  authority  or  agency,  or  any  other  entity  not  specifically  listed herein.

G.
“Professional Use” shall mean use of Products in connection with care of non- human  animals,  which  use  is  conducted  or  supervised  by  trained  veterinary personnel who have the authority under applicable laws, regulations or statutes to use such Products for such purpose.   For clarity, Professional Use excludes any and all use in human medical care under any circumstances.

H.
“Products” shall mean the ABAXIS products listed in the ABAXIS distributor price  list  current  as  of  the  date  of  the  Agreement,  subject  to  any additions, removals, or other changes as ABAXIS may from time to time communicate to Distributor in writing.

I.           “Instrument” shall mean the analyzer, which is an electromechanical device. J.“Reagent Rotor” shall mean the plastic disk containing chemical reagents.

K.
“Sell-Through Period” shall mean (1) in the event that Distributor terminates this Agreement  or  elects  not  to  renew  the  term  of  this  Agreement,  the  period beginning on the date of the termination of this Agreement and ending on the six month anniversary of such date, or (2) in the event that ABAXIS terminates this Agreement  or  elects  not  to  renew  the  term  of  this  Agreement,  the  period beginning on the date of the termination of this Agreement and ending on the one year anniversary of such date.

L.	“Territory” shall mean the geographical area consisting of those areas in United States serviced by field sales representatives or called on by inside telesales representatives.

M.
“Trademarks”, “Trade Names” and “Copyrights” shall mean the trademarks, trade names and  copyrights, respectively, owned or controlled by ABAXIS, whether registered or arising by applicable law, and used in connection with the Products.

2.           Appointment; Retained Rights

ABAXIS hereby grants to Distributor the non-exclusive right to Distribute Products to End-Users for  Professional Use in the Territory.Distributor is not authorized to sell Products to resellers, other than to a leasing company which leases the Product to End- Users.   Distributor is hereby granted the limited, revocable, non-exclusive right to use ABAXIS’ Trade Names,  Trademarks and Copyrights solely to Distribute Products to End-Users for Professional Use in the  Territory in accordance with this Agreement. Distributor may not appoint any Person as a sub-distributor or to exercise any right under this Agreement in the Territory without prior written consent of ABAXIS, such consent to be given in its sole discretion.  By entering into this Agreement, Distributor agrees to

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assist ABAXIS by facilitating the availability of the Products and the availability of proper training and support to the End-Users of the Products.

Nothing in this Agreement prevents ABAXIS or its affiliates from using the Products or the  intellectual  property  therein  to  make,  have  made,  develop,  sell,  license,  and/or Distribute the Products.Except  for the limited Distribution rights expressly granted herein, no right, title or interest with respect to the Products or any intellectual property right of ABAXIS is granted by ABAXIS to Distributor hereunder.

3.           Obligations of Distributor; Rights of ABAXIS

Distributor’s  obligations  under  this  Agreement  shall,  without  limitation,  include  the following:

A.
Distributor shall use commercially reasonable efforts to Distribute Products for veterinary use only in the Territory.  No Product shall knowingly be sold for use in human medical care or for use outside of the Territory.

B.
Distributor shall maintain adequate written procedures for warehouse control and Distribution  of  Products.  Distributor  shall  store  and  handle  all  Products  in accordance  with the applicable requirements as set forth in Appendix A and in compliance  with  all  applicable  laws,  rules  and  regulations.To  the  extent applicable, Distributor shall not sell any Product with an expired shelf life and shall dispose of any such Product with an expired shelf life in the matter required by ABAXIS and in accordance  with all applicable laws, rules and regulations. Such disposal of expired Products shall be at Distributor’s sole expense.

C.
Distributor shall maintain accurate and complete books and records of the storage, sale, Distribution and shipment of Products to End-Users for at least two (2) years from the date of sale, or to the end of the useful life of the Products, whichever is longer, and all in accordance with generally-accepted accounting principles or as required  by applicable  regulatory requirements  in  the Territory.The  written records shall be in such a form as to enable ABAXIS to trace the location of all Products.   ABAXIS shall have the right, during reasonable business hours and with reasonable prior  notice, to inspect (i) such books and records, and (ii) the facilities   of  Distributor   which   are   used   or   provided   in   connection   with Distribution of Products for regulatory affairs reasons.

D.
Distributor shall ensure that any Products which may be returned directly to Distributor shall not be cleaned or otherwise refurbished and re-sold or re-used by Distributor or others, without  ABAXIS’ prior written consent, and Distributor shall maintain adequate written procedures  designed to prevent such prohibited activities.  Distributor further agrees to contact ABAXIS’ Customer Service prior to accepting any return from any End-User for any Instrument.  In the case of a used Instrument (i.e., when the packing seal has been broken), ABAXIS will provide a quotation for refurbishing such Instrument for Distributor to sell as a factory refurbished Instrument.  If the packing seal for an Instrument has not been broken, ABAXIS may inspect as it deems necessary and will adjust Distributor and ABAXIS  installed base records to reflect the return.   For the avoidance of doubt, ABAXIS will not  accept any returns of Product to ABAXIS except as provided in Section 7.

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E.
Distributor shall submit all advertising and promotional materials for Products to ABAXIS at least ten (10) days prior to use or distribution of such materials, for ABAXIS’ review and approval, such approval not to be unreasonably withheld or delayed.  In the event that ABAXIS  provides comments or suggests changes within the ten (10) days of the receipt of such materials, Distributor will revise the materials accordingly.

F.
Distributor shall comply with all relevant governmental rules and regulations, and shall obtain all  licenses and approvals necessary to Distribute Products in the Territory.   Distributor agrees, in  its performance of this Agreement, to comply with all applicable laws and shall promptly notify ABAXIS if it becomes aware of any material violations of such applicable laws by Distributor in connection with its performance of this Agreement.

G.           Distributor  shall  make  no  representations  or  warranties  with  respect  to  the Products other than those specifically authorized in writing by ABAXIS.

H.
Distributor  agrees  to  on-going  training  and  sales  meetings  as  required  by ABAXIS so as to be able to adequately describe, demonstrate and sell Products. Without limiting the generality of the foregoing, Distributor agrees to semi-annual meetings held at mutually agreed upon sites and on mutually agreed upon dates. Distributor training and sales meetings shall also be subject to mutual agreement by both parties regarding responsibility for meeting expenses.

I.
Distributor will stock and/or assist End-Users in obtaining proper blood transfer devices. A  list  of  approved  devices  is  described  in  the  ABAXIS  Product Operators’  Manual.   Other  non-approved  devices  may interfere  with  Product performance and Distributor shall not  recommend to End-Users or assist End- Users with the use of such other devices, or otherwise facilitate End-Users’ use of such other devices, without the written consent of ABAXIS.

J.           Distributor agrees to maintain a minimum of thirty (30)-days inventory of Product at Distributor’s warehouse, unless otherwise agreed to in writing by the parties.

K.
Under no circumstances will Distributor in any way alter original manufacturers packaging, sell  Product in quantities other than as originally packaged (break boxes) or deface, tamper with or change in any way the Product labeling.

L.	Distributor agrees not to sell or otherwise provide off label or other third party supplied reagents for use with any ABAXIS branded instrument.

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M.
Within five (5) business days of the close of each month, Distributor shall report to ABAXIS  electronically (unless otherwise agreed to by ABAXIS), the then current  inventory  levels  of  all  Products  by  SKU  and  description,  for  all  of Distributor’s warehouse locations.

N.
Within five (5) business days of the close of each month, Distributor shall report to ABAXIS or  the ABAXIS authorized IT agent, currently Focus Technology Group, in writing (unless otherwise agreed by ABAXIS), clinic level sales data including ship to and bill to information,  clinic or facility name, address, city, state, zip, quantities purchased, Product descriptions, Product numbers and other Product sales and marketing data as may be requested by ABAXIS from time to time.  The parties agree that the timeliness and accuracy of this data is critical, as it is an integral part of the field sales and sales management monthly performance review and compensation plan.  ABAXIS has the unrestricted right to use any or all  of  such  data  for  any   lawful  purpose,  including  in  targeted  marketing campaigns, for account retention analysis, customer satisfaction benchmarks and product utilization market analysis.

O.
ABAXIS shall have the sole discretion to make a decision for recalling Products in the Territory, and will notify Distributor in a timely manner in connection with any such action.  Distributor agrees to provide reasonable assistance to ABAXIS in the event of any recall of Products.  For any recall, ABAXIS shall directly pay or reimburse Distributor for all reasonable costs and expenses, if any, incurred by Distributor (including shipping, notification and the repurchase of  any recalled Products which are in Distributor’s possession).

P.
To the extent appropriate to cover its activities with respect to this Agreement, Distributor shall  obtain and maintain at its own cost and expense commercial general liability insurance  including, but not limited to bodily injury, property damage, premises liability and contractual liability insurance.

4.           Obligations of ABAXIS

ABAXIS shall have the following obligations under this Agreement:

     A.           ABAXIS shall provide such marketing direction and guidance to Distributor, as ABAXIS deems desirable at ABAXIS’ discretion.

B.	ABAXIS shall maintain product liability insurance covering the Products in amounts that, in its sole discretion, ABAXIS determines to be commercially reasonable.

C.	ABAXIS shall provide to Distributor such literature, brochures, and other materials as ABAXIS deems desirable in the exercise of selling ABAXIS Products.

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     D.           ABAXIS  shall  maintain  warranty  and  post-warranty  repair  services  for  the Products pursuant to its then applicable warranty policies for such Products.

E.
ABAXIS shall use commercially reasonable efforts to ship Product within thirty (30) days after receiving and accepting a faxed or mailed Order from Distributor, or by such later date as requested by Distributor and accepted by ABAXIS.

F.
Notwithstanding anything to the contrary herein, ABAXIS shall not be required to supply any Products to the extent that it would require ABAXIS or its affiliates to violate any applicable laws, rules or regulations, or would result in the breach of any agreement or other applicable contractual obligation.

5.           Orders

A.	Orders for Products by Distributor shall be placed with ABAXIS by mail or facsimile (or by phone with explicit approval from ABAXIS) at the following address and telephone numbers:

ABAXIS, Inc.
3240 Whipple Road
Union City, CA 94587
Tel: 800-822-2947
Fax: 510-675-6500

      B.           Orders shall be subject to acceptance by ABAXIS.

C.
ABAXIS reserves the right to reject any Order or to cancel any Order previously accepted if, in  ABAXIS’ discretion, ABAXIS determines that it is reasonably likely that such Order will not be paid for in accordance with the Order Terms or that  the  Products  will  not  be  Distributed  in  accordance  with  the  terms  and conditions set forth in  this Agreement.Upon a  determination that ABAXIS intends to cancel a previously accepted Order, ABAXIS shall  give  Distributor prompt written notice of such cancellation and ABAXIS will be under no further obligation  to  deliver  Products  under  that  Order,  but  ABAXIS  may  at  its discretion,   if   Distributor   provides   adequate   assurances   to   ABAXIS   that Distributor will comply fully with Distributor’s obligations under this Agreement, accept further Orders placed by Distributor.

6.           Price and Payment Terms

A.
The price payable by Distributor to ABAXIS for any Product shall be the current Distributor  Price. ABAXIS shall be responsible for all taxes, duties and fees, however  designated,  that  are  applicable  to  the  Products  prior  to  the  sale  to Distributor  under  this  Agreement,  including  without  limitation  all  taxes  on ABAXIS’s income, import and export duties,  excise  fees, license fees, permit fees, transfer fees, privilege fees, value added taxes, and  federal, state, local or other taxes or fees.  Distributor shall be responsible for all taxes, duties and fees, however designated, that are applicable to the purchase of Product by Distributor as well as any subsequent distribution or sale by Distributor.

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B.
All Orders shall be paid within thirty (30) days of the date of invoice.  If payment is not received by ABAXIS within said thirty (30) days, the payment shall bear a late payment charge equal to  one and one-half percent (1.5%) per month (or partial month) that the payment is delayed.  Payments shall be made in U.S. Dollars and without any deduction, including for taxes, duties, foreign exchange or other conversions.When ABAXIS has the legal  obligation to collect any taxes,  the  appropriate  amount  shall  be  invoiced  to  Distributor  and  paid  by Distributor.

C.
All Products sold and all prices quoted by ABAXIS are EXW (Incoterms 2010) Union City, California or other ABAXIS distribution locations.  Distributor shall be responsible for selecting  the carrier responsible for transporting Products to Distributor’s warehouse and to Distributor’s  customers in accordance with the storage and transportation guidelines set forth in Appendix  A.ABAXIS will reasonably work with Distributor to minimize transportation and associated costs.

D.	Distributor shall pay for all transportation costs and all costs for insuring the Product while the Product is in transit, and while the Product is in Distributor’s control.

E.	Title and risk of loss for the Product shall shift from ABAXIS to Distributor when the Product is delivered to the common carrier transportation company for shipment to Distributor.

7.           Warranty and Service Policy

A.           Instruments

ABAXIS warrants each Instrument to be free from defects in performance for its intended use for a period of one (1) year (the “Warranty Period”) from its initial sale  by  Distributor  to  the  original  End-User.In  the  event  of  failure  of  an Instrument during the Warranty Period, ABAXIS will, at its option, repair or replace such failed Instrument free of charge, except in the circumstances as listed below.

(1)	Any Instrument which has been subject to abuse, accident, alteration, modification, tampering, negligence or misuse;

(2)	Any Instrument which has been repaired or serviced by anyone not authorized by ABAXIS to render such service;

(3)	Any Instrument whose model or serial number has been altered, tampered with, defaced or removed; or

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(4)           Any instrument sold outside the Territory or outside of Professional Use.

      B.    Reagent Rotors

ABAXIS will replace the product or credit the End-User for any Reagent Rotor which  the  Instrument’s  detection  system  has  found  to  have  a  manufacturing defect.  In the event that the Distributor’s customer finds any Reagent Rotor to be defective (i.e., as determined by the  Instrument’s detection system), such End- User  must  call  ABAXIS’  Technical  Service  immediately  to  report  pertinent information, including the lot number of the defective  Reagent  Rotor, and for authorization for credit or replacement of the Reagent Rotor.  ABAXIS will not be  responsible  for  Reagent  Rotors  that  are  mishandled,  altered,  or  stored  or shipped improperly.

          Additionally,  ABAXIS  will  not  be  responsible  for  non-performing  Reagent Rotors due to operator error or sample integrity issues.

8.           Termination

A.
Distributor’s authorization to Distribute Products shall remain in full force and effect for one (1) year from the Effective Date, and such authorization shall renew automatically for one (1) year  successive terms; provided, however, that at any time  during  the  initial  term  or  any  renewal  term,  this  Agreement  may  be terminated as follows:

(1)           During any renewal term,  by either party without cause, after thirty (30)
days written notice of termination;

(2)
By ABAXIS, upon giving written notice that Distributor is in breach of its obligations  under this Agreement, if Distributor fails to cure the breach within ten (10) days after receipt of such notice; or

(3)           By ABAXIS with written notice, upon a change of control or ownership of
Distributor as specified in Section 9 below.

B.
Upon the effective date of termination of this Agreement for whatever reason, the right of  Distributor to Distribute Products and to use ABAXIS’ Trade Names, Trademarks  and   Copyrights  shall  cease,  and  Distributor  shall  immediately discontinue  all  use  of  ABAXIS’  Trade  Names,  Trademarks  and  Copyrights. Distributor  shall  promptly  return  to  ABAXIS  all  price  lists,  catalogs,  sales literature,  operating  and  service manuals,  advertising literature,  operating and other materials relating to the Products.Upon termination of this Agreement, ABAXIS may purchase, but shall not be obligated to purchase, all or part of the Products, that  are not obsolete, damaged or expired, remaining in Distributor’s inventory at the ABAXIS selling price to Distributor.  Products repurchased from Distributor by ABAXIS pursuant to this Section 8 shall be shipped promptly by Distributor to a location specified by ABAXIS.  The Products so delivered shall

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be subject to inspection by ABAXIS and payment therefore shall be made within forty-five  (45)  days  of  final  acceptance  by  ABAXIS  of  such  Products.If ABAXIS does not repurchase Distributor’s entire inventory, Distributor will have the right for the applicable Sell-Through Period  to sell any Products remaining in Distributor’s  inventory to  End-Users  for Professional  Use in  the Territory in accordance  with  this  Agreement,  and  to  continue  to  use  the  sales  literature, manuals and other materials necessary for selling the  remaining inventory of Products.

C.
Termination of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any party prior to such termination, including the payment obligations hereunder and any and all damages or remedies arising from any breach hereunder.  Upon any termination of this Agreement, the provisions in Sections 1, 7, 8B, 10, 11, 12, 14, 15, 16, 18 and 19-23 shall remain in effect as necessary to carry out the purpose of those Sections after termination. Additionally,  to  the  extent  that  Distributor  is  allowed  to  retain  and  sell  its remaining inventory of the Products pursuant to Section 8B, all provisions of this Agreement  shall remain in effect as applicable for said sales of the remaining inventory.

9.           Assignment

A.
Distributor may not assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of ABAXIS, which consent may be withheld at the discretion of ABAXIS.

B.
Immediately following (i) any consolidation or merger of Distributor with or into any other Person, or any other corporate reorganization, in which the capital stock of Distributor immediately prior to such consolidation, merger or reorganization, represents  less  than  seventy-five  percent  (75%)  of  the  voting  power  of  the surviving entity (or, if the surviving  entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (ii) any transaction or series of related transactions to which Distributor is a  party in which  more  than  twenty-five  percent  (25%)  of  Distributor’s  voting  power  is transferred  to  a  third  party;  or  (iii)  the  consummation  of  a  sale  of  all  or substantially all of the assets of Distributor in any transaction or series of related transactions, other than a sale of all or substantially all of the assets of Distributor to  an  entity,  the  voting  securities  of  which  are  owned  by  shareholders  of Distributor in substantially the same proportions as their ownership of Distributor immediately prior to such sale,  in any of the  foregoing cases  ABAXIS may terminate this Agreement upon written notice to Distributor.

10.           No Damages Arising From Termination

Distributor acknowledges and agrees that ABAXIS shall be under no obligation to renew or extend this  Agreement notwithstanding any Orders placed by Distributor or other actions taken by the parties prior to termination of this Agreement.  Upon termination of

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the Agreement, neither party shall be liable to the other for any damages (whether direct, consequential,  or incidental and including expenditures, loss of profits or prospective profits of any kind) sustained or ensuring out of, or alleged to have been sustained or to have arisen out of, such termination.  The foregoing shall not limit either party’s rights or remedies with respect to a breach of this Agreement by the other party.

11.           Warranty Disclaimer

Except for the express  warranty concerning Products  contained  in Section 7 herein, ABAXIS makes  no representation or warranty, express or implied (including implied warranties  of  merchantability  and  fitness  for  a  particular  purpose)  concerning  any Product or otherwise concerning matters  contemplated by this Agreement.   Distributor acknowledges and agrees that ABAXIS’ sole responsibility in the case of any breach of warranty shall be for ABAXIS to comply with ABAXIS’ policy as set forth in Section 7 above.  In no event shall either party be liable for loss of profits, loss of use, or incidental, consequential or special damages of any kind.

12.           Legal Relationship; Indemnity

A.
The  relationship  between  ABAXIS  and  Distributor  is  that  of  supplier  and purchaser.  Distributor  is  an  independent  contractor  and  is  not  the  legal representative, agent, joint  venture, partner, or employee of ABAXIS for any purpose whatsoever.  Distributor has no right or authority to assume or create any obligations of any kind or to make any  representations or warranties, whether express or implied, on behalf of ABAXIS, or to bind  ABAXIS in any respect whatsoever.

B.
A party shall indemnify and hold harmless the other party from any third party claims, injuries, and damages, including all reasonable costs and expenses (such as  attorneys’  fees)   (“Claims”),  that  directly  or  indirectly  result  from  the negligence,  or  willful  misconduct  of  such  indemnifying  party or  its  officers, employees or agents.  In addition, Distributor shall indemnify and hold harmless ABAXIS, its affiliates and their respective officers, directors and employees from any Claims that result or arise from Distributor’s breach of this Agreement.

C.
Each of the Parties represents and warrants to the other that this Agreement is duly authorized and delivered and that the Agreement does not conflict with or result in a breach of any other contractual or other obligations of such Party.

13.           Use of ABAXIS Trademarks and Copyrighted Material

Distributor may use materials furnished by ABAXIS which contain Trademarks, Trade Names and Copyrights only with respect to Distribution of the Products, in accordance with the terms of this Agreement.  Any other use by Distributor of Trademarks, Trade Names and Copyrights shall require specific written authorization from ABAXIS, on a case by case basis.  Any such use shall be on a non-transferable, non sublicenceable and non-exclusive basis.

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14.           Proprietary Rights

ABAXIS will retain and own all of the rights, title and interest in and to all Copyrights, Trademarks,  Trade  Names,  trade  secrets,  patents,  and  all  other  intellectual  property embodied in or covering the  Products.   Except as otherwise expressly provided in this Agreement, Distributor has no right, title or  interest in or to the intellectual property embodied in or covering the Products.

15.           Patent Marking

Distributor agrees to include on the Products and on all labels, packaging and sales materials such patent marking as is reasonably requested by ABAXIS.

16.           Confidential Information

Except as shall be necessary to comply with applicable laws, court orders and regulations including any public filing requirements, and except as otherwise agreed to by ABAXIS in writing, Distributor shall not  use for any purpose other than as permitted herein, or disclose to third parties, any communications from ABAXIS made under this Agreement (whether in written, verbal, electronic, or other form) that are designated, or which should reasonably  be  regarded  in  the  normal  commercial  view,  as  constituting  confidential information, business secrets or proprietary information of ABAXIS (including the terms of this Agreement, it being understood that the Parties may disclose publicly that it has entered into this  Agreement) (collectively, the “Confidential Information”).ABAXIS hereby  consents  to  the  use  of  the  Confidential  Information  and  disclosure  of  the Confidential Information to the employees of Distributor under confidentiality and non- use terms substantially equivalent to  those set  forth herein, in  each  case  only as  is reasonably necessary in order to allow Distributor to perform under this Agreement.  In the event that a Distributor must file this Agreement or otherwise  disclose any of its terms  pursuant  to  public  filing  requirements,  the  Distributor  shall  seek  confidential treatment of those portions of the Agreement as the parties shall mutually agree upon. Prior to the initial public announcement by the Distributor, ABAXIS shall approve the text  (including  any   Form  8-K)  relating  to  the  transactions  contemplated  by  this Agreement.Any  subsequent  public  announcements  or  non-confidential  disclosures regarding the terms of this Agreement shall also be approved by ABAXIS in writing prior to any release thereof.In the event that  Distributor must disclose any Confidential Information  to  comply  with  applicable  laws  or  court  orders,  Distributor  shall  give reasonable advance notice to ABAXIS of such disclosure requirement to enable ABAXIS to seek a protective order or other remedy to protect such Confidential Information, and Distributor  shall  reasonably  assist  ABAXIS  in  such  efforts.This  confidentiality provision shall survive termination of this Agreement.

17.           Force Majeure

Except  as  to  the  timely  payment  by  Distributor  of  the  purchase  price  of  Products purchased by it under this Agreement, no failure or omission to carry out or observe any of the terms, provisions, or conditions of this Agreement will give rise to any claim by

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one party against the other, or be a breach of this Agreement, if the same is caused by or arises out of one or more of the following force majeure conditions: acts of God; actions of,  or  changes  to  regulations  or  laws  of,  any  government;  war;  civil  commotion; destruction of facilities  or materials  by fire,  earthquake or storm; labor disturbance; epidemic; failure of public utilities or of suppliers; or any other  event, matter or thing wherever occurring and whether or not of the same class or kind as those set forth above, which is not reasonably within the control of the affected party.  However, the affected party shall promptly notify the other party of such conditions and will endeavor to avoid, remove, or cure all such conditions as soon as is reasonably feasible.

18.           Choice of Law; Venue

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its rules for conflict of laws.  In the event of any action to enforce or construe this Agreement, or any of the provisions contained herein, whether initiated by ABAXIS or by Distributor, such action shall be heard only by a court of competent jurisdiction located in the State of Delaware.

19.           Complete Agreement; Amendments

This Agreement constitutes the entire contract between ABAXIS and Distributor.   All prior or  contemporaneous agreements, proposals, understandings and communications between or involving  ABAXIS and Distributor are replaced in their entirety by this Agreement,  except  that  this  Agreement  shall  not  relieve  either  party  from  making payments which may be due and owing under any agreements or contract made prior to the date hereof.  This Agreement may be amended only by a written instrument executed by authorized representatives of ABAXIS and Distributor.

20.           Severability

If  any  provision  of  this  Agreement  is  held  to  be  invalid  by  a  court  of  competent jurisdiction, then  the remaining provisions shall remain, nevertheless, in full force and effect.   The parties agree to  renegotiate in good faith any term held invalid and to be bound by the agreed substitute provision in  order to give the most approximate effect intended by the parties.

21.           Headings

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Any article, section, appendix, schedule or party  references are to this Agreement unless otherwise stated. Neither party nor their counsel shall be deemed to be the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

22.           Waiver

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No waiver of any term or condition of this Agreement shall be valid or binding on either party unless  agreed in writing by the party to be charged.The failure of a party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of such party to enforce each and every such provision thereafter.

23.           Counterparts

This Agreement is signed in two identical counterpart originals each of which is to be considered the original.

[Signatures are on next page.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the date set forth below.

MWI Veterinary Supply Co.

By: Mary Pat Thompson

       Signature: /s/ Mary Pat Thompson

Title: Chief Financial Officer

Date: September 28, 2012

       ABAXIS, Inc.

       By: Martin Mulroy

       Signature: /s/ Martin Mulroy

       Title: Chief Commercial Officer

       Date: September 28, 2012

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CONFIDENTIAL

Appendix A

Storage and Transportation Guidelines for Products

VetScan Reagents
VS2 Rotors, VSpro Cartridges and i-STAT Cartridges

  1.0           Reagents must be stored refrigerated at 2-8° C.

2.0	Reagents must be shipped in insulated shipping containers with frozen gel ice packs Cold shipper is to be placed in corrugated shipping box.

Insulated containers may be ice chest type, or any other type Styrofoam configuration, designed to  maintain cold temperatures for a minimum of 24 hours.   Walls of the Styrofoam containers must  be  a minimum of 7/8” wall thick, and be enclosed in a corrugated shipping box.

Gel ice packs must be a minimum 1 1/2 lb.  in weight.  (Generally, smaller sizes will not remain frozen adequately during shipment.)

  3.0            Corrugated shipping boxes are to be clearly marked with temperature requirements - “Refrigerate at 2-8° C” - and are to be clearly labeled “Refrigerate Upon Arrival.”

4.0	Any carrier who provides next day delivery services may be used so long as the shipment arrives at its destination within twenty-four (24) hours.

5.0	When the shipment arrives, the product should feel cold to the touch, and the gel packs should be frozen or partially frozen.

6.0
Caution: Under no circumstances are the reagents to be shipped unprotected, either in a corrugated box  without Styrofoam, without gel packs, or via any shipping method that takes longer than twenty-four (24) hours.

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